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                          SUBSIDIARIES OF TRANSOCEAN INC.*

NAME                                                         JURISDICTION
----                                                         ------------
Aguas Profundas Limitada (70%)                               Angola
Arcade Drilling AS                                           Norway
Cariba Ships Corporation N.V.                                Netherlands Antilles
Caspian Sea Ventures International Ltd.                      British Virgin Islands
Cliffs Drilling do Brasil Servicos de Petroleo S/C Ltda.     Brazil
DeepVision L.L.C. (50%)                                      Delaware
Deepwater Drilling II L.L.C.                                 Delaware
Deepwater Drilling L.L.C.                                    Delaware
Falcon Atlantic Ltd.                                         Cayman Islands
Hellerup Finance International Ltd.                          Ireland
International Chandlers, Inc.                                Texas
NRB Drilling Services Limited (60%)                          Nigeria
Overseas Drilling Ltd. (50%)                                 Liberia
PT Hitek Nusantara Offshore Drilling (80%)                   Indonesia
PT Transocean Indonesia                                      Indonesia
R&B Falcon (A) Pty Ltd                                       Australia
R&B Falcon (Caledonia) Ltd.                                  England
R&B Falcon (Ireland) Limited                                 Ireland
R&B Falcon (U.K.) Ltd.                                       England
R&B Falcon B.V.                                              Netherlands
R&B Falcon Canada Co.                                        Canada
R&B Falcon Deepwater (UK) Limited                            England
R&B Falcon Drilling (International & Deepwater) Inc. LLC     Delaware
R&B Falcon Drilling Co. LLC                                  Oklahoma
R&B Falcon Drilling Limited, LLC                             Oklahoma
R&B Falcon Exploration Co. LLC                               Oklahoma
R&B Falcon International Energy Services B.V.                Netherlands
R&B Falcon Offshore Limited, LLC                             Oklahoma
R&B Falcon, Inc. LLC                                         Oklahoma
RB Anton Ltd.                                                Cayman Islands
RB Astrid Ltd.                                               Cayman Islands
RB Mediterranean Ltd.                                        Cayman Islands
RBF (Nigeria) Limited                                        Nigeria
RBF Drilling Co. LLC                                         Oklahoma
RBF Drilling Services, Inc. LLC                              Oklahoma
RBF Exploration LLC                                          Delaware
RBF Finance Co.                                              Delaware
RBF Rig Corporation, LLC                                     Oklahoma
RBF Servicos Angola, Limitada                                Angola
Reading & Bates Coal Co., LLC                                Nevada
Reading & Bates-Demaga Perfuracoes Ltda.                     Brazil
SDS Offshore Ltd.                                            U.K.
Sedco Forex Canada Ltd.                                      Alberta
Sedco Forex Corporation                                      Delaware
Sedco Forex Holdings Limited                                 British Virgin Islands


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Sedco Forex International Drilling, Inc.                     Panama
Sedco Forex International Services, S.A.                     Panama
Sedco Forex International, Inc.                              Panama
Sedco Forex of Nigeria Limited (60%)                         Nigeria
Sedco Forex Offshore International N.V. (Limited)            Netherlands Antilles
Sedco Forex Technical Services, Inc.                         Panama
Sedco Forex Technology, Inc.                                 Panama
Sedneth Panama S.A.                                          Panama
Sefora Maritime Ltd.                                         British Virgin Islands
Services Petroliers Sedco Forex                              France
Shore Services, LLC                                          Texas
Sonat Brasocean Servicos de Perfuracoes Ltda.                Brazil
Sonat Offshore do Brasil Perfuracoes Maritimos Ltda.         Brazil
Sonat Offshore S.A.                                          Panama
T.I. International S. de R.L. de C.V.                        Mexico
Transocean Alaskan Ventures Inc.                             Delaware
Transocean Brasil Ltda.                                      Brazil
Transocean Deepwater Frontier Limited                        Cayman Islands
Transocean Deepwater Pathfinder Limited                      Cayman Islands
Transocean Discoverer 534 LLC                                Delaware
Transocean Drilling (Nigeria) Ltd.                           Nigeria
Transocean Drilling (U.S.A.) Inc.                            Texas
Transocean Drilling Ltd.                                     U.K.
Transocean Drilling Sdn. Bhd. (f/k/a Sedco Forex (Malaysia)  Malaysia
 Sdn Bhd.)
Transocean Drilling Services Inc.                            Delaware
Transocean Enterprise Inc.                                   Delaware
Transocean Holdings Inc                                      Delaware
Transocean I AS                                              Norway
Transocean International Drilling Limited                    Cayman Islands
Transocean International Drilling, Inc.                      Delaware
Transocean International Resources Limited                   British Virgin Islands
Transocean Investimentos Ltda.                               Brazil
Transocean Investments S.a.r.l.                              Luxembourg
Transocean Jupiter LLC                                       Delaware
Transocean Management Inc.                                   Delaware
Transocean Mediterranean LLC                                 Delaware
Transocean Offshore (Cayman) Inc.                            Cayman Islands
Transocean Offshore (North Sea) Limited                      Cayman Islands
Transocean Offshore (U.K.) Inc.                              Delaware
Transocean Offshore Caribbean Sea, L.L.C.                    Delaware
Transocean Offshore D.V. Inc                                 Delaware
Transocean Offshore Deepwater Drilling Inc.                  Delaware
Transocean Offshore Drilling Limited                         U.K.
Transocean Offshore Drilling Services, LLC                   Delaware
Transocean Offshore Europe Limited                           Cayman Islands
Transocean Offshore Holdings ApS                             Denmark
Transocean Offshore International Limited                    Cayman Islands
Transocean Offshore International Ventures Limited           Cayman Islands


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Transocean Offshore Limited                                  Cayman Islands
Transocean Offshore Nigeria Ltd.                             Nigeria
Transocean Offshore Norway Inc.                              Delaware
Transocean Offshore Services Ltd.                            Cayman Islands
Transocean Offshore USA Inc.                                 Delaware
Transocean Offshore Ventures Inc.                            Delaware
Transocean Richardson LLC                                    Delaware
Transocean Sedco Forex Ventures Limited                      Cayman Islands
Transocean Services AS                                       Norway
Transocean Services UK Ltd.                                  U.K.
Transocean Seven Seas LLC                                    Delaware
Transocean Sino Ltd.                                         U.K.
Transocean Support Services Limited                          Cayman Islands
Transocean UK Limited                                        U.K.
Transocean-Nabors Drilling Technology LLC (50%)              Delaware
Triton Drilling Limited                                      Cayman Islands
Triton Drilling Mexico LLC                                   Delaware
Triton Holdings Limited                                      British Virgin Islands
Triton Industries, Inc.                                      Panama
Triton Offshore Leasing Services Limited                     Labuan, Malaysia
Wilrig Drilling (Canada) Inc.                                Canada
Wilrig Offshore (UK) Ltd.                                    U.K.


TODCO AND SUBSIDIARIES

TODCO (77%)                                                  Delaware
     Cliffs Drilling (Barbados) Holdings SRL                 Barbados
     Cliffs Drilling (Barbados) SRL                          Barbados
     Cliffs Drilling Company                                 Delaware
     Cliffs Drilling Trinidad L.L.C.                         Delaware
     Cliffs Drilling Trinidad Offshore Limited               Trinidad
     Perforaciones Falrig De Venezuela C.A.                  Venezuela
     Servicos Integrados Petroleros C.C.I.S.A. (67%)         Venezuela
     Servicios TODCO S. de R.L. de C.V.                      Mexico
     THE Offshore Drilling Company                           Delaware
     TODCO Management Services, Inc. LLC                     Delaware
     TODCO Mexico Inc.                                       Delaware
     TODCO Trinidad Ltd.                                     Cayman Islands
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*SUBSIDIARIES  (50%  OR  GREATER  OWNERSHIP)  ARE  OWNED  100%  UNLESS OTHERWISE
INDICATED


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